File pursuant to Rule 424(b)(5)
Registration No. 333-254084
Prospectus Supplement to Prospectus, dated March 10, 2021
$300,000,000

Horace Mann Educators Corporation

7.250% Senior Notes due 2028

We are offering $300,000,000 aggregate principal amount of our 7.250% Senior Notes due 2028 (the “notes”). We will pay interest on the notes semi-annually on March 15 and September 15 of each year. The first such payment will be made on March 15, 2024. The notes mature on September 15, 2028. Prior to August 15, 2028 (one month prior to their maturity date), we may redeem the notes at our option, in whole or in part, at any time and from time to time at the “make-whole” redemption price described herein. On or after August 15, 2028 (one month prior to their maturity date), we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date. Please read the section titled “Description of the Notes −Optional Redemption.” The notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior indebtedness. The notes will be structurally subordinated to all obligations of our subsidiaries. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The notes are not, and are not expected to be, listed on any securities exchange or included in any automated quotation system. Currently, there is no public market for the notes.
See “Risk Factors” beginning on page S-7 to read about important factors you should consider before buying the notes.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Senior Note	Total
Public Offering Price(1)	99.839%	$299,517,000
Underwriting discount	0.600%	$ 1,800,000
Proceeds, before expenses, to us	99.239%	$297,717,000
(1)	Plus accrued interest, if any, from September 15, 2023.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company, for the accounts of its direct and indirect participants, including Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), against payment in New York, New York on or about September 15, 2023.
Joint Book-Running Managers
J.P. Morgan	PNC Capital Markets LLC
Co-Managers
KeyBanc Capital Markets	Citizens Capital Markets	Piper Sandler	US Bancorp
Prospectus Supplement dated September 12, 2023

Prospectus Supplement
Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, documents they incorporate by reference or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus may only be used where it is legal to offer and sell these securities. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of their respective dates.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Unless we have indicated otherwise, references in this prospectus supplement to “Horace Mann,” “the Company,” “we,” “us” and “our” or similar terms are to Horace Mann Educators Corporation, a Delaware corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain statements that are forward-looking. Statements that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to known and unknown risks, uncertainties and other factors. We want to caution readers that these statements may change based on various factors, and are subject to known and unknown risks and uncertainties. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties and actual results could differ materially. Words such as “may,” “will,” “estimate,” “target,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend” and similar expressions may identify such forward-looking statements. Forward-looking statements speak only as of the date they are made. We are an insurance holding company. We are not under any obligation to (and expressly disclaim any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law or regulation. Forward-looking statements are not guarantees of future performance. It is important to note that our actual results could differ materially from those projected in forward-looking statements due to a number of risks and uncertainties inherent in our business. Many of the factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of, and are based on information available to us on, the date of the applicable document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.
A detailed discussion of the factors that could cause actual results to differ materially from our published expectations is contained under the heading “Risk Factors” in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and any other reports we file with the SEC in the future, which are incorporated by reference into this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY
This summary is not complete and does not contain all of the information that you should consider before investing in the notes and is qualified in its entirety by the more detailed information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. To understand this offering fully, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.
Horace Mann Educators Corporation
We are an insurance holding company incorporated in Delaware. Our headquarters is located in Springfield, Illinois. We also operate corporate offices in Dallas, Texas; Madison, Wisconsin; and Cherry Hill, New Jersey. Our common stock has traded on the New York Stock Exchange (NYSE) under the symbol “HMN” since our initial public offering in November 1991.
Founded by Educators for Educators®, our business began in Springfield in 1945 when two school teachers started selling auto insurance to other teachers within Illinois. We expanded our business to other states and broadened our product line to include life insurance in 1949, 403(b) tax-qualified retirement annuities in 1961 and property insurance in 1965. In 2019, we increased our market share when we acquired all of the equity interests in NTA Life Enterprises, LLC (NTA). On January 1, 2022, we enhanced our value proposition for school districts by acquiring Madison National Life Insurance Company, Inc. (Madison National).
We conduct our business in two divisions: Retail and Worksite. The Retail Division focuses on providing individual insurance and financial products directly to educators and others who serve the community. It includes both the Property & Casualty and Life & Retirement reporting segments. The Worksite Division provides benefits to educators and others who serve the community through their employers. This division includes the Supplemental & Group Benefits reporting segment, which includes the results of NTA and Madison National.
We do not allocate the impact of corporate-level transactions to the three reporting segments, consistent with the basis for management’s evaluation of the results of those segments, but classify those items in a separate reporting segment, Corporate & Other.
Our headquarters are located at 1 Horace Mann Plaza, Springfield, Illinois 62715-0001, and our telephone number is 217-789-2500. We maintain a website at http://www.horacemann.com. Information on our website is not incorporated by reference and is not a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING
The following summary contains basic information about this offering. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement, including “Description of the Notes,” accompanying prospectus, including “Description of the Debt Securities,” and the documents referred to in and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Issuer
Horace Mann Educators Corporation.
Notes Offered
$300,000,000 aggregate principal amount of 7.250% Senior Notes due 2028.
Offering Price
7.250% of the principal amount, plus accrued interest, if any, from September 15, 2023.
Maturity Date
September 15, 2028.
Interest Payment Dates
We will pay interest on the notes semi-annually on March 15 and September 15 of each year, commencing March 15, 2024.
Ranking
The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior indebtedness. The notes will be structurally subordinated to all obligations of our subsidiaries.
Optional Redemption
Prior to August 15, 2028 (one month prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 45 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date. See “Description of the Notes−Optional Redemption” in this prospectus supplement for a description of the amount you would receive upon redemption of your notes.
Covenants
The indenture governing the notes contains covenants that, among other things, will limit our ability and the ability of our subsidiaries to create certain liens.

These covenants are subject to important exceptions

and qualifications, which are described under the heading “Description of the Notes” in this prospectus supplement.
Global Note; Book-Entry System
The notes will be issued only in fully registered form in the name of Cede & Co. and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be evidenced by a global note deposited with the trustee pursuant to the indenture, as custodian for The Depository Trust Company.
Use of Proceeds
We intend to use the net proceeds from the offering to repay borrowings under our revolving credit agreement (the “Revolving Credit Facility”). As of June 30, 2023, the amount outstanding on the Revolving Credit Facility was $249 million. Any remaining proceeds will be used for general corporate purposes.
Conflicts of Interest
Certain underwriters and/or their respective affiliates are bookrunners, lenders, arrangers and/or agents under the Revolving Credit Facility. As a result, certain underwriters and/or their respective affiliates will receive a portion of any net proceeds from this offering used to repay borrowings under the Revolving Credit Facility. See “Underwriting (Conflicts of Interest)—Relationships with Underwriters and Conflicts of Interest.”
Listing
The notes are not, and are not expected to be, listed on any securities exchange or included in any automated quotation system. Currently there is no public market for the notes.
Further Issuances
We may in the future, without the consent of or notice to the holders of the notes, issue and sell additional notes on the same terms and conditions as the notes being offered hereby (other than the issue date, issue price, and, if applicable, the initial interest payment date); provided that if such additional notes are not fungible for U.S. federal income tax purposes with such previously issued notes, such additional notes will have a separate CUSIP number.
Trustee, Registrar and Paying Agent
The Bank of New York Mellon Trust Company, N.A.
Risk Factors
See “Risk Factors” and the other information in this prospectus supplement, including in the documents incorporated by reference herein, for a discussion of factors you should carefully consider before deciding to invest in the notes.
Governing Law
New York law.

RISK FACTORS
You should carefully consider the following risks, as well as the other information contained in this prospectus supplement and the accompanying prospectus, before investing in the notes. If any of the following risks actually occur, payments in respect of the notes, or the value thereof, may be negatively affected. You should refer to the other information set forth in this prospectus supplement and the accompanying prospectus and our consolidated financial statements and the related notes incorporated by reference herein and therein.
In addition, you should refer to the risk factors disclosed in the “Risk Factors” and “Business — Forward-looking Information” in our Annual Report on Form 10-K for the year ended December 31, 2023, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-looking Information” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, which are incorporated by reference herein, for a list of certain important factors that may cause our financial condition and results of operations to differ materially from current expectations.
Risks Related to This Offering
We are a holding company and may not have access to the cash that is needed to make payment on the notes.
We conduct substantially all of our operations through our subsidiaries, but none of our subsidiaries is obligated to make funds available to us for payment on the notes. Accordingly, our ability to make payments on the notes depends upon the earnings of and the distribution of funds from our subsidiaries. Restrictions on our subsidiaries’ ability to distribute cash to us could materially affect our ability to pay principal and interest on our indebtedness.
The terms of our indebtedness do not restrict the ability of our subsidiaries to incur indebtedness that may restrict or prohibit our subsidiaries from distributing cash to us. We cannot assure you that the agreements governing the indebtedness of our subsidiaries will permit our subsidiaries to distribute sufficient cash to us to fund payments on the notes when due.
Creditors of our subsidiaries (including policyholders and trade creditors) will generally be entitled to payment from the assets of those subsidiaries before our subsidiaries can distribute cash to us. As a result, the notes will effectively be subordinated to the prior payment of all of the payment obligations (including amounts owed to policyholders and trade payables) of our subsidiaries.
In addition, the ability of our insurance subsidiaries to distribute cash to us is subject to state insurance department regulations, which limit cash distributions to amounts determined by reference to operating results or surplus. If insurance regulators otherwise determine that a cash distribution to an affiliate would be detrimental to an insurance subsidiary’s policyholders or creditors, because of the financial condition of the insurance subsidiary or otherwise, the regulators may block cash distributions to affiliates that would otherwise be permitted without prior approval.
The indenture under which the notes will be issued contains only limited protection for holders of the notes in the event we are involved in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction in the future.
The notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior indebtedness. The notes will be structurally subordinated to all obligations of our subsidiaries and will be effectively subordinated to any secured debt we may incur to the extent of the assets securing such debt.
The indenture under which the notes will be issued may not sufficiently protect holders of notes in the event we are involved in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction. The indenture does not contain any provisions restricting our or any of our subsidiaries’ ability to:
•	incur additional debt, including debt secured by our assets or our subsidiaries’ assets;
•	pay dividends on or purchase or redeem capital stock;
•	sell assets (other than certain restrictions on our ability to consolidate, merge or sell all or substantially all of our assets and our ability to sell the stock of certain subsidiaries);
•	enter into transactions with our affiliates; or

•	create liens (other than certain limitations on creating liens on the stock of certain subsidiaries).
Additionally, the indenture does not require us to offer to purchase the notes in connection with a change of control or require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth.
Our ability to refinance our indebtedness depends on many factors beyond our control.
We will likely need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness will depend on the condition of the capital markets and our financial condition at such time and could be limited by restrictive covenants in our debt agreements that are not being refinanced. We cannot provide assurances that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all.
If an active trading market does not develop for these notes you may not be able to resell them.
The notes will be new securities for which there currently is no trading market, and we do not intend to apply for listing of the notes on any national securities exchange. Although we have been informed by certain of the underwriters that they presently intend to make a market in the notes after this offering is completed, they have no obligation to do so and may discontinue market-making at any time without notice. In addition, market-making activities will be subject to limits imposed by the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. As a result, we cannot assure you that an active trading market will develop or be maintained for the notes. If no active trading market develops or is maintained, you may not be able to resell your notes at their fair market value or at all. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.
If a trading market does develop, changes in our ratings or the financial markets and other factors could adversely affect the market price of the notes.
If a trading market for the notes does develop, the market price of the notes will depend on many factors, including, among others, the following:
•	the time remaining to the maturity of the notes;
•	the outstanding amount of the notes;
•	the terms related to optional redemption of the notes;
•	ratings on our debt securities assigned by rating agencies;
•	the prevailing interest rates being paid by other companies similar to us and/or with credit profiles similar to ours;
•	our results of operations, financial condition and prospects; and
•	the condition of the financial markets generally.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market price of the notes.
Redemption may adversely affect your return on the notes.
The notes are redeemable at our option, and therefore we may choose to redeem the notes prior to maturity at times when prevailing interest rates are relatively low or otherwise. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable investment at an effective interest rate as high as the interest rate on your notes being redeemed.
Our credit ratings may not reflect all risks of your investment in the notes and credit rating downgrades may have an adverse impact on the market valuation of the notes. In addition, the market valuation of the notes may be exposed to volatility.
We expect that the notes will initially be rated by four nationally recognized statistical rating organizations. These credit ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. Credit rating agencies continually revise their ratings for companies they follow, including us, and there can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies if, in such rating agency’s judgment, circumstances so warrant. If one of the major rating agencies lowers its credit rating of us or the notes, or assigns its then current rating a negative outlook, the market value of the notes will likely decline. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs, which would diminish our financial results. We would likely be required to pay a higher interest rate in financings, and our potential pool of investors and funding sources could decrease. A downgrade could require additional support in the form of letters of credit or cash or other collateral and otherwise adversely affect our business, financial condition, and results of operations.
Moreover, historically, the debt market has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes, and the debt market has been particularly volatile, and will likely continue to be volatile for a period of time, as a result of the economic uncertainty caused by, among other things, concerns around inflation, increased interest rates and the war in Ukraine. The debt market can experience sudden and sharp price swings, which can be exacerbated by factors such as (i) global and national economic turmoil, (ii) large or sustained sales by major investors in debt, (iii) a default by a high-profile issuer or (iv) simply a change in investors’ psychology regarding debt. A real or perceived economic downturn could cause a decline in the market value of the notes. Therefore, holders of the notes may be unable to sell their notes at a particular time or, in the event they are able to sell their notes, the price that they receive when they sell may not be favorable.

USE OF PROCEEDS
We estimate that the net proceeds from the offering of the notes will be approximately $296.5 million, after deducting the underwriting discounts and estimated fees and expenses for the offering. We intend to use the net proceeds from the offering to repay borrowings under the Revolving Credit Facility. Any remaining proceeds will be used for general corporate purposes.
As of June 30, 2023, we had $249.0 million of outstanding borrowings under our Revolving Credit Facility, which has a maturity date of July 12, 2026. Borrowings outstanding under our revolving credit facility bore interest at a rate of 6.60% as of September 5, 2023. Borrowings under our revolving credit facility have been incurred to fund acquisitions and for general corporate purposes.
We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $1.2 million.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2023:
•	on an actual basis; and
•	on an as adjusted basis to reflect the principal amount of the notes offered by this prospectus supplement, and the application of the net proceeds from the offering as described in “Use of Proceeds.”
You should read this table in conjunction with “Use of Proceeds” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement.
	June 30, 2023
	Actual	As Adjusted
	(Dollars in thousands)
Cash(1)	$23,063	$70,580
Short-term debt:
Revolving Credit Facility(2)	$249,000	$—
Long-term debt, current and noncurrent:
4.50% Senior Notes due 2025, Aggregate principal amount of $250,000 less discount of $188 and unamortized debt issuance costs of $683	249,129	249,129
7.250% Senior Notes due 2028, Aggregate principal amount of $300,000 less discount of $483 and unamortized debt issuance costs of $3,000	—	296,517
Total debt	$498,129	$545,646
Stockholders’ equity:
Preferred stock, $0.001 par value, authorized 1,000,000 shares; none issued	$—	$—
Common stock $0.001 par value, authorized 75,000,000 shares; issued, 66,710,189	67	67
Additional paid-in capital	505,728	505,728
Retained earnings	1,478,625	1,478,625
Accumulated other comprehensive income (loss), net of taxes(3)	(359,591)	(359,591)
Treasury stock, at cost, 25,842,693 shares	(522,948)	(522,948)
Total stockholders’ equity	$1,101,881	$1,101,881
Total debt and capitalization	$1,600,010	$1,647,527
(1)
Our cash is held principally within our subsidiaries, through which we conduct substantially all of our operations. However, the ability of our subsidiaries which are insurance companies to distribute cash to us is subject to regulatory restrictions, and none of our subsidiaries are obligated to make funds available to us for payment on the notes. See “Risk Factors — Risks Related to This Offering — We are a holding company and may not have access to the cash that is needed to make payment on the notes.”

(2)
Effective July 12, 2021, we, as borrower, amended the Revolving Credit Facility. The amended Revolving Credit Facility increased the amount available from $225.0 million to $325.0 million. PNC Bank, National Association and JPMorgan Chase Bank, N.A. serve as joint lead arrangers under the amended Revolving Credit Facility, with The Northern Trust Company, KeyBank National Association, U.S. Bank National Association, Illinois National Bank, and Comerica Bank as lenders participating in the syndicate. Terms and conditions of the amended Revolving Credit Facility are substantially consistent with the prior agreement, with an interest rate based on SOFR plus the related benchmark replacement adjustment. The amended Revolving Credit Facility expires on July 12, 2026.

(3)
Accumulated other comprehensive income (loss), net of taxes, was comprised of (i) approximately $(393.7) million in net unrealized investment losses on fixed maturities securities, (ii) approximately $42.9 million in net reserve remeasurements attributable to discount rates and (ii) approximately $(8.8) million related to the net funded status of benefit plans at June 30, 2023.

DESCRIPTION OF THE NOTES
This description of the terms of the notes adds information to the description of the general terms and provisions of the senior debt securities in the accompanying prospectus under the heading “Description of the Debt Securities.” If this description differs in any way from the description in the accompanying prospectus, you should rely on the description of notes in this prospectus supplement.
General
We will issue the notes as a separate series of debt securities under a senior indenture dated November 23, 2015 (the “indenture”) between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture is governed by the Trust Indenture Act of 1939, or the “Trust Indenture Act.” The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. We urge you to read the indenture because it, and not this description, define your rights as a holder of the notes.
The title of the notes will be 7.250% Senior Notes due 2028. The notes initially will be limited to a total principal amount of $300,000,000. However, we may, without the consent of the holders of the notes, issue additional senior debt securities having the same ranking and the same interest rate, maturity date and other terms as the notes (except for the issue price, the date from which interest first accrues and the first interest payment date of the additional senior debt securities). Any such additional senior debt securities, together with the notes offered by this prospectus supplement, will constitute a single series of senior debt securities under the indenture, provided that if the additional senior debt securities are not fungible for U.S. federal income tax purposes with the notes, the additional senior debt securities will be issued under a separate CUSIP number. No additional debt securities may be issued if an Event of Default has occurred or is continuing with respect to the notes.
The notes will be our unsecured senior debt securities. The notes will mature at 100% of their principal amount on September 15, 2028. We may redeem the notes prior to their maturity at a redemption price described below under “Optional Redemption.” There is no sinking fund for the notes. The notes will not be listed on any securities exchange.
We will not pay any additional amounts on the notes to compensate any beneficial owner for any United States tax withheld from payments of principal or interest on the notes.
The notes are subject to defeasance in the manner described under the heading “Description of Debt Securities — Defeasance” in the accompanying prospectus.
The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be issued as global debt securities. For more information, please refer to the section captioned “Description of the Debt Securities — Book-Entry, Delivery and Form” on page 12 of the accompanying prospectus. The Depository Trust Company, or DTC, will be the depositary with respect to the notes. The notes will be issued as fully-registered securities in the name of Cede & Co., DTC’s nominee.
Interest
The notes will bear interest from September 15, 2023, or from the most recent 2023 Series interest payment date (as defined below) on which we paid or provided for interest on the notes, at the rate of 7.250% per year. We will pay interest on each note semi-annually on March 15 and September 15 of each year. We will refer to each of these dates as a “2023 Series interest payment date.” The first 2023 Series interest payment date will be March 15, 2024. We will pay interest on a note to the person in whose name that note was registered at the close of business on the preceding March 1 or September 1, whether or not a business day, prior to the applicable 2023 Series interest payment date. Interest on the notes will be paid on the basis of a 360-day year comprising twelve 30-day months. In the event that a 2023 Series interest payment date is not a business day, we will pay interest on the next day that is a business day, with the same force and effect as if made on the 2023 Series interest payment date, and without any interest or other payment with respect to the delay. For purposes of this prospectus supplement, a “business day” is a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed.

Ranking
The notes will be:
•	our general unsecured senior obligations;
•	equal in ranking with all of our existing and future senior unsecured indebtedness; and
•	senior in right of payment to all of our existing and future subordinated indebtedness.
The notes will be effectively subordinated in right of payment to all of our existing and future secured or guaranteed indebtedness to the extent of the value of the assets securing such indebtedness or of the value of the subsidiaries providing the guarantees. In addition, the notes will be structurally subordinated to all obligations of our subsidiaries. We are a holding company and conduct substantially all of our operations through our subsidiaries.
Substantially all of our operating income and cash flow is generated by our subsidiaries. As a result, funds necessary to meet our debt service obligations are provided in part by distributions or advances from our subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of our subsidiaries, could limit our ability to obtain cash from our subsidiaries for the purpose of meeting our debt service obligations, including the payment of principal and interest on the notes.
Optional Redemption
Prior to August 15, 2028 (one month prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made by lot. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Events of Default
We refer you to the section entitled “Description of the Debt Securities — Events of Default” in the accompanying prospectus for a description of the Events of Default, which will be applicable to the notes.
Additional Covenants
We refer you to the section entitled “Description of the Debt Securities” in the accompanying prospectus for a description of certain covenants applicable to the notes. In addition to the foregoing, the following covenants will apply to the notes for the benefit of the holders of the notes:
Negative Pledge
Because we are a holding company, our assets consist primarily of the securities of our subsidiaries. The negative pledge provisions in the notes limit our ability to pledge some of these securities. Under the terms of the notes, we will not, and will not permit any subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money (including any guarantee of indebtedness for borrowed money) that is secured by a pledge, lien or other encumbrance on:
•	the voting securities of any “significant subsidiary,” or
•	the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the “significant subsidiaries,”
without providing that the issued and outstanding notes will be secured equally and ratably with indebtedness so secured so long as such other indebtedness shall be secured.

Under the senior indenture, “subsidiary” means any corporation, partnership or other entity of which at the time of determination we or one or more of our subsidiaries own directly or indirectly at least a majority of the outstanding shares of the capital voting stock entitled to vote in the election of directors, managers or trustees thereof or at least a majority of the equity capital, profits or other similar interests of such entity. A “significant subsidiary” means any of our “significant subsidiaries,” as such term is defined in paragraph (w) of Rule 1-02 of Regulation S-X passed pursuant to the Exchange Act.
As of the date of this prospectus supplement, our “significant subsidiaries” are Horace Mann Insurance Company, Horace Mann Life Insurance Company, Horace Mann Property & Casualty Insurance Company, Madison National Life Insurance Company, Inc., National Teachers Associates Life Insurance Company and Teachers Insurance Company.
Restrictions on Dispositions
The terms of the notes also provide that we will not, and will not permit any of our subsidiaries to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any of the common stock of our significant subsidiaries (except to us or to one or more of our other subsidiaries or for the purpose of qualifying directors), unless:
•
the issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of one of our subsidiaries;

•
the entire capital stock of a significant subsidiary then owned by us or one of our subsidiaries is disposed of in a single transaction or in a series of related transactions, for consideration consisting of cash or other property which is at least equal to the Fair Value (as defined below) of such capital stock; or

•
after giving effect to the issuance, sale, assignment, transfer or other disposition, we and our subsidiaries would own directly or indirectly at least 80% of the issued and outstanding capital stock of such significant subsidiary and such issuance, sale, assignment, transfer or other disposition is made for consideration consisting of cash or other property which is at least equal to the Fair Value of such capital stock.

As used in this prospectus supplement, “Fair Value,” when used with respect to dispositions of capital stock or other assets, means the fair value thereof as determined in good faith by our board of directors.
Trustee, Registrar and Paying Agent
The Bank of New York Mellon Trust Company, N.A. will act as trustee, registrar and paying agent under the indenture. From time to time, we and some of our subsidiaries may conduct other banking transactions, including lending transactions, or maintain deposit accounts with the trustee in the ordinary course of business.
Notices
Any notices required to be given to the holders of the notes will be given to DTC.
Governing Law
The indenture and the notes are governed by and will be construed in accordance with New York law.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of the material United States federal income tax consequences that may be relevant to the ownership and disposition of the notes as of the date hereof. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, (the “Code”), United States Treasury Regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences materially different from those summarized below. We have not sought and do not intend to seek a ruling from the Internal Revenue Service (the “IRS”) on any aspect of these transactions. Accordingly, we cannot assure you that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge to those views by the IRS in the event of litigation. This summary only addresses notes that are held as capital assets by a holder who acquired the notes upon original issuance at their “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of notes are sold for money.
This summary does not address all aspects of United States federal income taxes and does not address foreign, state, local or other tax considerations that may be relevant to holders of the notes in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including, for example, if you are a dealer in securities or currencies, a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, a bank or other financial institution, a controlled foreign corporation, a passive foreign investment company, a corporation that accumulates earnings to avoid tax, a tax-exempt organization, a former citizen or resident of the United States, a person subject to the alternative minimum tax, a person that owns notes that are part of a hedge (or that are hedged against interest rate or currency risks), straddle, conversion or other “synthetic security”, a person subject to special accounting rules under Section 451(b) of the Code, a person that purchases or sells notes as part of a wash sale for tax purposes, or a U.S. Holder (as defined herein) whose functional currency for tax purposes is not the U.S. dollar).
For purposes of this summary, a “U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is: (a) an individual citizen or resident of the United States; (b) a corporation (or other business entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof (including the District of Columbia); (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) such trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person (within the meaning of Section 7701(a)(30) of the Code).
For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor a partnership or any entity or arrangement treated as a partnership for U.S. federal income tax purposes.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of the partners in the partnership will generally depend upon the status of the particular partner in question, the activities of the partnership, and upon certain determinations made at the partner level. Partnerships considering an investment in the notes and the partners therein should consult their own tax advisors as to the specific tax consequences to them of owning and disposing of the notes.
If you are considering the purchase of the notes, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction and the possible effect of changes in tax laws.

U.S. Holders
Interest
Interest on a note will generally be taxable to you as ordinary interest income as it accrues or is received by you in accordance with your usual method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes.
Sale, Exchange or Other Taxable Dispositions of Notes
If you are a U.S. Holder, upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the amount of the cash and the fair market value of any property you receive on the sale or other taxable disposition (less an amount attributable to any accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously taken into income), and (ii) your adjusted tax basis in the note. Your adjusted tax basis in a note will generally be equal to your cost for the note.
Such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the note exceeds one year at the time of the disposition. Long-term capital gains of non-corporate taxpayers are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Additional Tax on Net Investment Income
Certain U.S. persons are generally subject to an additional 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold. A U.S. Holder’s net investment income will generally include any income or gain recognized by such holder with respect to the notes, unless such income or gain is derived in the ordinary course of the conduct of such holder’s trade or business (other than a trade or business that consists of certain passive or trading activities). You should consult your own tax advisors on the applicability of this additional tax to your income and gains in respect of your investment in the notes.
Information Reporting and Backup Withholding
U.S. federal backup withholding will apply to interest on the notes and proceeds from the sale or other disposition of the notes unless (a) you are an exempt U.S. Holder and, when required, demonstrate this fact, or (b) you provide a correct taxpayer identification number, certified under penalties of perjury, as well as otherwise comply with applicable requirements of the backup withholding rules. A U.S. Holder who does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS.
You will also be subject to information reporting on interest on the notes and proceeds from the sale or other disposition of the notes, unless you are an exempt recipient and appropriately establish that exemption.

Non-U.S. Holders
Interest
If you are a Non-U.S. Holder, then, subject to the discussion of “FATCA” and backup withholding below, under the “portfolio interest” exemption, you will generally not be subject to U.S. federal income tax (or any withholding tax) on payments of stated interest on the notes, provided that:
•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;
•
you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable United States Treasury Regulations;

•	you are not a controlled foreign corporation that is related directly or indirectly to us;
•
you are not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•	you meet certain certification requirements.
Under current law, as a Non-U.S. Holder your certification requirements may be satisfied in any of the following ways:
•
You provide to us or our paying agent a statement on the applicable IRS Form W-8, together with all appropriate attachments, signed under penalties of perjury, identifying yourself as the Non-U.S. Holder by name and address and stating, among other things, that you are not a U.S. person.

•
If you hold a note through a securities clearing organization, bank or another financial institution that holds customers’ securities in the ordinary course of its trade or business, (i) you provide the form described in the preceding bullet point to such organization or institution, and (ii) such organization or institution, under penalty of perjury, certifies to us that it has received such statement from the beneficial owner or another intermediary and furnishes us or our paying agent with a copy thereof.

•
If a financial institution or other intermediary that holds the note on your behalf has entered into a withholding agreement with the IRS, such institution or intermediary submits an applicable Form W-8IMY and certain other required documentation to us or our paying agent.

If the requirements of the portfolio interest exemption described above are not satisfied, payments of interest made to you will be subject to a 30% federal withholding tax, unless either:
•
an applicable income tax treaty reduces or eliminates such tax, and you claim the benefit of that treaty by providing a properly completed and duly executed applicable Form W-8 establishing qualification for benefits under that treaty; or

•
the interest is effectively connected with your conduct of a trade or business in the United States and you provide an appropriate statement to that effect on a properly completed and duly executed Form W-8ECI (or other applicable form).

If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base), then you will be subject to United States federal income tax on that interest on a net income basis (and the 30% withholding tax described above will not apply) generally in the same manner as a U.S. Holder. In addition, if you are a corporate Non-U.S. Holder, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest, subject to adjustments.

Sale, Exchange, or Other Taxable Disposition of the Notes
Any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:
•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met.
If the first exception applies, you will generally be subject to U.S. federal income tax on the net gain you derive from the sale, exchange, redemption, retirement or other taxable disposition of the notes in the same manner as a U.S. Holder. In addition, if you are a corporate Non-U.S. Holder, you may be subject to a 30% branch profits tax on such gain (subject to adjustments). If you are eligible for the benefits of an income tax treaty between the United States and your country of residence, the U.S. federal income tax treatment of any such gain may be modified in the manner specified by the treaty. If the second exception applies, you generally will be subject to U.S. federal income tax at a rate of 30% (except as otherwise provided by an applicable income tax treaty) on the amount by which your U.S.-source capital gains exceed your U.S.-source capital losses. To the extent that any portion of the amount realized on a disposition of a note is attributable to accrued but unpaid interest on the note, this amount generally will be treated in the same manner as described above in “Non-U.S. Holders – Interest”.
Information Reporting and Backup Withholding
Under current U.S. federal income tax law, backup withholding and information reporting may apply to payments made by us (including our paying agents) to you in respect of the notes, unless you provide an applicable Form W-8 or otherwise meet documentary evidence requirements for establishing that you are a Non-U.S. Holder or otherwise establish an exemption. We (or our paying agent) will, however, report payments of interest on the notes.
The payment of proceeds from a Non-U.S. Holder’s disposition of notes to or through the U.S. office of any broker, domestic or foreign, will be subject to information reporting and possibly backup withholding unless such holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that such holder is a U.S. person or that the conditions of an exemption are not, in fact, satisfied. The payment of the proceeds from a Non-U.S. Holder’s disposition of a note to or through a non-U.S. office of either a U.S. broker or a non-U.S. broker that is a “United States-related person” will be subject to information reporting, but not generally backup withholding, unless such broker has documentary evidence in its files that such Non-U.S. Holder is not a U.S. person and the broker has no knowledge to the contrary, or the Non-U.S. Holder otherwise establishes an exemption. Neither information reporting nor backup withholding will apply to a payment of the proceeds of a Non-U.S. Holder’s disposition of notes by or through a non-U.S. office of a non-U.S. broker that is not a United States-related person.
You should consult your own tax advisor regarding the application of information reporting and backup withholding to your particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available. Copies of any information returns filed with the IRS may be made available by the IRS, under the provisions of a specific treaty or agreement, to the tax authorities of the country in which the Non-U.S. Holder resides.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance
Sections 1471 through 1474 of the Code and the U.S. Treasury Regulations and administrative guidance issued thereunder (referred to as “FATCA”) impose a 30% U.S. federal withholding tax on payments of interest on the notes if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code)

(including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E).
Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of notes might be eligible for refunds or credits of such taxes. You should consult your own tax advisor regarding the effects of FATCA on your investment in the notes.

UNDERWRITING (CONFLICTS OF INTEREST)
Subject to the terms and conditions set forth in the underwriting agreement dated as of the date of this prospectus supplement between us and the underwriters named below, for whom J.P. Morgan Securities LLC and PNC Capital Markets LLC are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of the notes that appears opposite its name in the table below:
Underwriter	Principal amount of notes
J.P. Morgan Securities LLC	$120,000,000
PNC Capital Markets LLC	120,000,000
KeyBanc Capital Markets Inc.	24,000,000
Citizens JMP Securities, LLC	12,000,000
Piper Sandler & Co.	12,000,000
U.S. Bancorp Investments, Inc.	12,000,000
Total	$300,000,000
The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.
The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the notes to certain dealers at prices that represent a concession not in excess of 0.35% of the principal amount of the notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.25% of the principal amount of the notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell notes through certain of their affiliates.
The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:
Paid by us
Per note	0.600%
Total	$1,800,000
Expenses associated with this offering which we will pay, other than underwriting discounts, are estimated to be approximately $1.2 million.
The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the prices of the notes.
Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.
Relationships with Underwriters and Conflicts of Interest
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Affiliates of J.P. Morgan Securities LLC and PNC Capital Markets LLC are lenders under our Revolving Credit Facility. In addition, PNC Capital Markets LLC acted as sole bookrunner, and, together with an affiliate of J.P. Morgan Securities LLC, acted as joint lead arrangers, an affiliate of J.P. Morgan Securities LLC acted as syndication agent, and an affiliate of PNC Capital Markets LLC is the administrative agent under our Revolving Credit Facility. As a result, certain underwriters and/or their respective affiliates will receive a portion of any net proceeds from this offering used to repay borrowings under our Revolving Credit Facility. If such payments to the underwriters and their affiliates amount to 5% or more of the net proceeds from this offering, there would be a “conflict of interest” under Rule 5121 of FINRA. Because the notes are investment grade rated, no “qualified independent underwriter” is required to be appointed in connection with this offering. However, as required by FINRA Rule 5121, no sale of the notes will be made by the affected underwriter to an account over which it exercises discretion without the prior specific written consent of the account holder.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Alternate Settlement Cycle
We expect that delivery of the notes will be made to investors on or about September 15, 2023, which will be the third business day following the date hereof (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to two business days before delivery of the notes hereunder may be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and such purchasers should consult their own advisors.

Offering Restrictions
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA. This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance, and no advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) and each underwriter has represented and agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”),

(ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (2) where no consideration is given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

VALIDITY OF THE NOTES
Gibson, Dunn & Crutcher LLP, Dallas, Texas, will provide opinions regarding the authorization and validity of the notes for us. Davis Polk & Wardwell LLP, New York, New York, will act as counsel to the underwriters.
EXPERTS
The consolidated financial statements of Horace Mann Educators Corporation as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
With respect to the unaudited interim consolidated financial information for the periods ended March 31 and June 30, 2023 and 2022, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 2023, incorporated by reference herein, state that they did not audit and they do not express opinions on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim consolidated financial information because the reports are not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s Web site (http://www.sec.gov).
We maintain a Web site on the Internet at http://www.horacemann.com. We make available free of charge, on or through our Web site, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and any amendments to those documents, as soon as reasonably practicable after such material is filed with the SEC. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at such Internet address into this prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information to you by referring you to other documents that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC prior to the termination of this offering will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement or the accompanying prospectus.
This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below, which Horace Mann has filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for current reports on Form 8-K containing only disclosure furnished (but not filed) under Items 2.02 or 7.01 of any Current Report on Form 8-K and exhibits relating to such disclosure, unless otherwise specifically noted below:
•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 28, 2023;
•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed on May 10, 2023 and the quarter ended June 30, 2023, filed on August 8, 2023;
•	our Current Reports on Form 8-K filed on March 6, 2023, April 11, 2023 and May 25, 2023; and
•
the portions of our Proxy Statement on Schedule 14A, filed on April 5, 2023, incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 28, 2023.

Statements made in this prospectus supplement and the accompanying prospectus or in any document incorporated by reference in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part or as an exhibit to the documents incorporated by reference.
We will provide to you, at no cost, a copy of any document incorporated by reference in this prospectus supplement and the accompanying prospectus (excluding certain exhibits to those documents). You may request copies of these filings by contacting us at the following address or telephone number:
Horace Mann Educators Corporation
1 Horace Mann Plaza
Springfield, Illinois 62715-0001
Attention: Corporate Secretary
(217) 789-2500
WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY INFORMATION OTHER THAN THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, DOCUMENTS THEY INCORPORATE BY REFERENCE OR IN ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US OR TO WHICH WE HAVE REFERRED YOU. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE. THIS PROSPECTUS SUPPLEMENT IS DATED SEPTEMBER 12, 2023. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS WE OTHERWISE NOTE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

PROSPECTUS

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Delayed Delivery Contracts
Units
We may offer from time to time:
•	senior or subordinated debt securities of Horace Mann;
•	common stock of Horace Mann;
•	preferred stock of Horace Mann;
•	depositary shares of preferred stock of Horace Mann;
•	warrants to purchase debt or equity securities of Horace Mann or of third parties;
•	delayed delivery contracts for the purchase or sale of certain specified securities; and
•	units that include any of these securities.
We will provide specific terms of these securities in supplements to this prospectus, and we may sell these securities separately or as units with other securities. You should read this prospectus and each applicable supplement carefully before you invest.
This prospectus may not be used to sell any securities unless it is accompanied by a prospectus supplement. Our common stock is listed on the New York Stock Exchange under the symbol “HMN.”
Investing in our securities involves risk. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 10, 2021.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized any other person to provide you with different information with respect to this offering. This document may only be used where it is legal to sell these securities. You should only assume that the information in this prospectus or in any prospectus supplement is accurate as of the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any state where the offer is not permitted.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. By using a shelf prospectus, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus.
We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s Web site or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”
Unless we have indicated otherwise, references in this prospectus to “Horace Mann,” “we,” “us” and “our” or similar terms are to Horace Mann Educators Corporation, a Delaware corporation, and its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s Web site (http://www.sec.gov).
We maintain a Web site on the Internet at http://www.horacemann.com. We make available free of charge, on or through our Web site, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and any amendments to those documents, as soon as reasonably practicable after such material is filed with the SEC. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at such Internet address into this prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information to you by referring you to other documents that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained in this prospectus, in a supplement to this prospectus or a subsequently filed document that is incorporated by reference.
This prospectus incorporates by reference the documents set forth below, which Horace Mann has filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for current reports on Form 8-K containing only disclosure furnished (but not filed) under Items 2.02 or 7.01 of any Current Report on Form 8-K and exhibits relating to such disclosure, unless otherwise specifically noted below or in a prospectus supplement.
•
the description of our common stock contained in our Form 8-A, filed on January 5, 1996, including any amendment or report filed for the purpose of updating this description, as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 2, 2020, and as subsequently amended or updated; and

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 26, 2021.
Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to the documents incorporated by reference.
We will provide to you, at no cost, a copy of any document incorporated by reference in this prospectus, any prospectus supplement and any exhibits specifically incorporated by reference in those documents. You may request copies of these filings by contacting us at the following address or telephone number:
Horace Mann, Educators Corporation 1
Horace Mann Plaza
Springfield, Illinois 62715-0001
Attention: Corporate Secretary
(217) 789-2500
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, OR TO WHICH WE HAVE REFERRED YOU, IN MAKING YOUR DECISIONS WHETHER TO INVEST IN THE SECURITIES. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT DIFFERS FROM THAT CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS IS DATED MARCH 10, 2021. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS WE OTHERWISE NOTE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.

SPECIAL NOTE ON FORWARD-LOOKING INFORMATION
This prospectus and any accompanying prospectus supplement and the documents incorporated herein and therein by reference contain statements that are forward-looking. Statements that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to known and unknown risks, uncertainties and other factors. We want to caution readers that these statements may change based on various factors, and are subject to known and unknown risks and uncertainties. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties and actual results could differ materially. Words such as “estimate,” “target,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend” and similar expressions may identify such forward-looking statements. Forward-looking statements speak only as of the date they are made. We are an insurance holding company. We are not under any obligation to (and expressly disclaim any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law or regulation. Forward-looking statements are not guarantees of future performance. It is important to note that our actual results could differ materially from those projected in forward-looking statements due to a number of risks and uncertainties inherent in our business. Many of the factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of, and are based on information available to us on, the date of the applicable document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.
A detailed discussion of the factors that could cause actual results to differ materially from our published expectations is contained under the heading “Risk Factors” in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and any other reports we file with the SEC in the future, which are incorporated by reference into this prospectus.

THE COMPANY
We are an insurance holding company incorporated in Delaware. Through our subsidiaries, we market and underwrite:
•	personal lines of property and casualty insurance, primarily automobile and property coverages;
•	supplemental insurance products, including cancer, heart, hospital, supplemental disability and accident;
•	retirement products, primarily tax-qualified fixed and variable annuities; and
•	life insurance, primarily whole life, term and indexed universal life (IUL).
We conduct and manage our business through a total of five reporting segments. The four operating segments, representing the major lines of insurance business, are: Property and Casualty, Supplemental, Retirement and Life. We do not allocate the impact of corporate-level transactions to the four operating segments, consistent with the basis for management’s evaluation of the results of those segments, but classify those items in the fifth reporting segment, Corporate and Other.
Founded by Educators for Educators®, our business began in Springfield, Illinois in 1945 when two school teachers started selling automobile insurance to other teachers within Illinois. We expanded our business to other states and broadened our product line to include life insurance in 1949, 403(b) tax-qualified retirement annuities in 1961 and property insurance in 1965. On July 1, 2019, we added our newest segment—Supplemental—and increased our market share when we acquired all of the equity interests in NTA Life Enterprises, LLC (NTA).
Today, we market primarily to K-12 teachers, administrators and other employees of public schools and their families. Our more than one million customers typically have moderate annual incomes, with many belonging to two-income households. Their financial planning tends to focus on retirement, security, savings and primary insurance needs. We believe that we are the largest national multi-line insurance company focused on the nation’s educators as its primary market.
We market primarily through a dedicated sales force of full-time Exclusive Agents supported by our Customer Contact Center. These agents sell our products and limited third-party vendor products made available through the Horace Mann General Agency. Some of these agents are former educators or individuals with close ties to the educational community who utilize their contacts within, and knowledge of, the target market.
While educators generally have more job security compared to other professions in light of the novel coronavirus pandemic (COVID-19), their workload has become more complex and more time-consuming. This is largely a product of changes in worksite, with almost all educators moving to a remote learning environment at the end of the 2019 - 2020 school year. Classroom models were varied going into the 2020 - 2021 school year. In a November 2020 Horace Mann survey, 41% of educators were working in-person, 27% were working remotely and 32% were working in a hybrid model with elements of both. More than 75% of educators said they were working more than the preceding year. Because of the disruptions due to the pandemic, Horace Mann accelerated improvements in capabilities that augment customers’ virtual experiences with our products as well as provided additional support for educators.
Our insurance premiums and contract charges earned for the year ended December 31, 2020 were $930.7 million. Net income was $133.3 million. Our total assets were $13.5 billion at December 31, 2020. Total investments were $7.3 billion at December 31, 2020 and consisted primarily of investment grade fixed maturity securities.
Our headquarters are located at 1 Horace Mann Plaza, Springfield, Illinois 62715-0001, and our telephone number is 217-789-2500. We maintain a Web site at http://www.horacemann.com. Information on our Web site is not incorporated by reference and is not a part of this prospectus or any accompanying prospectus supplement.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of indebtedness, acquisitions, repurchases of outstanding shares of common stock, additions to working capital, capital expenditures and investments in our subsidiaries.

DESCRIPTION OF THE DEBT SECURITIES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities, will be described in the applicable prospectus supplement. We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
As used in this “Description of the Debt Securities,” the “Company” refers to Horace Mann Educators Corporation and does not, unless the context otherwise indicates, include our subsidiaries.
Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.
General
The debt securities that we offer will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under an Indenture, dated as of November 23, 2015, by and between us and The Bank of New York Mellon Trust Company, N.A., as trustee, which we refer to as the senior indenture, and such trustee, the senior trustee. We will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements thereto, carefully to fully understand the terms of the debt securities. The senior indenture and the form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended.
The senior debt securities will be unsubordinated obligations of the Company. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.
Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities will not constitute obligations of our subsidiaries. Creditors of our subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of debt securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the Company’s claims would still be subordinate to any security interests in the assets of such subsidiary and any debt of such subsidiary senior to that held by the Company.
The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in any prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue.
We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series will vote together as a single class unless otherwise described in the prospectus supplement for such series.

Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:
(1)	the title of the debt securities (including CUSIP numbers);
(2)	any limit upon the aggregate principal amount of the debt securities;
(3)	if other than 100% of the principal amount, the percentage of their principal amount at which the debt securities will be offered;
(4)	the date or dates on which the principal of the debt securities will be payable (or method of determination thereof);
(5)
the rate or rates (or method of determination thereof) at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue and on which such interest will be payable, and the record dates for the determination of the holders to whom interest is payable;

(6)	if other than as set forth herein, the place or places where the principal of and interest, if any, on the debt securities will be payable;
(7)	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;
(8)	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;
(9)
our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof;

(10)	the denominations in which securities of the series shall be issuable;
(11)	the form of such debt securities, including such legends as required by law or as we deem necessary or appropriate;
(12)	whether the debt securities are convertible into our common stock and, if so, the terms and conditions of such conversion;
(13)	whether there are any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;
(14)	whether the debt securities will be represented in whole or in part by one or more global notes registered in the name of a depositary or its nominee;
(15)	the ranking of such debt securities as senior debt securities or subordinated debt securities;
(16)
if other than U.S. dollars, the currency or currencies (including composite currencies or currency units) in which the debt securities may be purchased and in which payments on the debt securities will be made (which currencies may be different for payments of principal, premium or other amounts, if any, and/or interest, if any);

(17)	if the debt securities will be secured by any collateral, a description of the collateral and the terms and conditions of the security and realization provisions;
(18)	the provisions relating to any guarantee of the debt securities, including the ranking thereof;
(19)	the ability, if any, to defer payments of principal, interest, or other amounts; and
(20)
any other terms or conditions not inconsistent with the provisions of the indenture under which the debt securities will be issued. “Principal” when used herein includes any premium on any series of the debt securities.

Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes. Interest on the debt securities will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payment.
The debt securities may be represented in whole or in part by one or more global notes registered in the name of a depositary or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants.
Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.
The indentures require the annual filing by the Company with the trustee of a certificate as to knowledge of any default with respect to debt securities of any series during the preceding year.
We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.
Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.
The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.
Events of Default
Except as otherwise set forth in any prospectus supplement relating to any debt securities, an Event of Default with respect to the debt securities of any series is defined in the indentures as:
(1)
default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(2)
default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption or repurchase, by declaration or otherwise;

(3)
default in the performance, or breach, of any other covenant or warranty contained in the debt securities of such series or set forth in the applicable indenture (other than a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

(4)	certain events of bankruptcy, insolvency or reorganization of the Company.
Additional Events of Default may be added for the benefit of holders of certain series of debt securities that, if added, will be described in the prospectus supplement relating to such debt securities.
The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee which has occurred with respect to such series within 90 days after the occurrence thereof. The indentures provide that notwithstanding the foregoing, except in the case of default in the payment of the principal of, premium, if any, or interest on any of the debt securities of such series, including payments pursuant to the redemption provisions of the debt securities of such series, if any, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.
Except as otherwise set forth in the prospectus supplement relating to any debt securities, the indentures provide that if an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganizations of the Company) with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of debt securities of such series then outstanding may declare the principal amount of all debt securities of such series and any accrued and unpaid interest through the date of such declaration to be due and payable immediately, but upon certain conditions such declaration may be annulled. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of the debt securities and any unpaid interest accrued thereon through the occurrence of such event shall automatically become and be immediately due and payable. Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.
Subject to the provisions of the indentures relating to the duties of the trustee, in case an Event of Default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee security or indemnity satisfactory to it. The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture or supplemental indenture and subject to certain other limitations.
No holder of any debt security of any series will have any right under the indentures to institute any proceeding with respect to the indentures or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an Event of Default with respect to debt securities of such series and unless the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall also have made written request, and offered indemnity satisfactory to the trustee to institute the proceeding, and the trustee shall have failed to institute the proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request. However, the right of a holder of any debt security to receive payment of the principal of and interest, if any, on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.
Merger
Except as otherwise set forth in any prospectus supplement relating to any debt securities, the Company may consolidate with, sell, convey or lease all or substantially all of its assets to, or merge with or into, any other corporation, if:
(1)
either (a) the Company is the continuing corporation or (b) the successor corporation is a domestic corporation and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under such indenture and the due and punctual performance and observance of all of the covenants and conditions of such indenture to be performed or observed by the Company; and

(2)
the Company or such successor corporation, as the case may be, is not, immediately after such merger, consolidation, sale, conveyance or lease, in material default in the performance or observance of any such covenant or condition.

Satisfaction and Discharge of Indentures
Except as otherwise set forth in any prospectus supplement relating to any debt securities, the indenture with respect to any series of debt securities (except for certain specified surviving obligations including the Company’s obligation to pay the principal of and interest on the debt securities of such series) will be discharged and cancelled upon the satisfaction of certain conditions, including when the outstanding debt securities of such series have been cancelled or delivered for cancellation or have become due and payable or will become due and payable within one year, and we deposit with the trustee under such indenture cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.
Modification of the Indentures
Except as otherwise set forth in any prospectus supplement relating to any debt securities, the indentures contain provisions permitting the Company and the trustee thereunder, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the applicable indenture affected thereby, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series; provided that no such supplemental indenture may:
(1)
extend the final maturity date of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption or repurchase thereof, change the time at which the debt securities of any series may be redeemed, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities;

(2)
reduce the aforesaid percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected; or

(3)	reduce the amount of principal payable upon acceleration of the maturity date of any original issue discount security.
Additional amendments requiring the consent of each holder affected thereby may be specified for the benefit of holders of certain series of debt securities and, if added, will be described in the prospectus supplement relating to such debt securities.
Additionally, in certain circumstances prescribed in the indenture governing the relevant series of debt securities, the Company and the trustee may execute supplemental indentures without the consent of the holders of debt securities.
Defeasance
The indentures provide, unless otherwise provided with respect to the debt securities of any series, that the Company may elect to terminate, and be deemed to have satisfied, all its obligations with respect to such debt securities (“legal defeasance”) or all of its obligations with respect to punctual payment of principal of, and interest, if any on all debt securities of such series when due, the maintenance of an office or agency in respect of such debt securities, the appointment of a paying agent, annual compliance certificates and calculation of original issue discount, if any (“covenant defeasance”) (except in the case of either legal defeasance or covenant defeasance for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to compensate and indemnify the trustee) upon the deposit with the trustee, in trust for such purpose, of funds and/or government obligations which through the payment of principal and interest in accordance with their terms will provide funds in an amount sufficient to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, on the scheduled due dates therefor. Such a trust may be established only if, the Company complies with certain conditions, including, in the case of covenant defeasance, delivery to the trustee of an opinion of counsel to the effect that, subject to customary assumptions and exclusions, the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, or, in the case of legal defeasance, delivery to the applicable trustee of an opinion of counsel stating that (1) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of the respective indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.
The prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.
In addition, the senior indenture provides that, in order to comply with applicable tax laws, we must provide the senior trustee sufficient information about holders of our debt securities or other applicable parties or transactions so that the senior trustee may determine whether it has tax related obligations under applicable law, subject to certain exceptions. Under the terms of the senior indenture, the senior trustee is entitled to make any withholding or deduction from payments to the extent necessary to comply with applicable law.
Subordination of Subordinated Debt Securities
The senior debt securities will constitute part of our Senior Indebtedness (as defined below) and will rank pari passu with all outstanding senior debt. Except as set forth in the related prospectus supplement, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of our Senior Indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed.
Except as set forth in the related prospectus supplement, “Senior Indebtedness” means:
(1)	the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed;
(2)	purchase money and similar obligations;
(3)	obligations under capital leases or leases of property or assets made as part of any sale and leaseback transaction;
(4)	guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of, such indebtedness of others;
(5)	renewals, extensions and refunding of any such indebtedness;
(6)	interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings;
(7)
obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements; unless, in each case, the instrument by which the Company incurred, assumed or guaranteed the indebtedness or obligations described in clauses (1) through (7) hereof expressly provides that such indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

Upon any distribution of the Company’s assets in connection with any dissolution, winding up, liquidation or reorganization of the Company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshaling of the Company’s assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Company in accordance with the subordinated indenture, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that a payment default shall have occurred and be continuing with respect to the Senior Indebtedness, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series shall have been declared due and payable pursuant to the subordinated indenture and such declaration shall not have been rescinded and annulled, the holders of all Senior Indebtedness outstanding at the time of such declaration shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in full, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities. There is no limitation on the issuance of additional Senior Indebtedness in the subordinated indenture.
Book-Entry, Delivery and Form
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (a “Debt Depositary”) identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.
We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.
Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream Banking S.A. (“Clearstream”) or through the Euroclear system (“Euroclear”) of Euroclear S.A./N.V. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:
•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a successor depositary within 90 days after receiving that notice;
•
at any time DTC ceases to be a clearing agency registered under the Exchange Act, if so required by applicable law or regulation and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or

•	we determine that that global security will be exchangeable for definitive securities in registered form and notify the trustee of our decision.
A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.
Beneficial interests in global securities will also be exchangeable for individual securities in certificated form in the event of a default or an event of default upon prior written notice to the trustee by or on behalf of DTC or at the written request of the owner of such beneficial interests.

We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:
•	any aspect of DTC’ s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security; and
•
any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.
DTC
So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form, any notices will be given only to DTC, and will not be considered owners or holders of debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.
We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.
Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.
DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.
DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Clearstream
Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
Euroclear
Euroclear has advised us that it was created to hold securities for participants of Euroclear, or Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A/N.V., or the Euroclear Operator, under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, herein the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Global Clearance and Settlement Procedures
Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

DESCRIPTION OF CAPITAL STOCK
General
Our Restated Certificate of Incorporation (the “Certificate”) authorizes the issuance of 76,000,000 shares of capital stock, consisting of 75,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of February 16, 2021, there were 41,422,460 shares of common stock and no shares of preferred stock outstanding.
The following descriptions are summaries of the material terms of our capital stock. You should refer to the applicable provisions of the Delaware General Corporation Law (the “DGCL”), the Certificate, our bylaws (the “Bylaws”) and the applicable prospectus supplement for additional information about our capital stock. See “Where You Can Find More Information.”
Preferred Stock
The preferred stock may be issued from time to time in one or more series. Our Board of Directors (the “Board”) is vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative participation, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of the preferred stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.
Voting Rights
Each share of common stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of our Shareholders on all propositions before such meetings.
In all elections for Directors, every Shareholder shall have the right to one vote for each share of common stock owned by that Shareholder and that Shareholder can cast his or her votes in person or by proxy for as many persons as there are Directors to be elected.
All other preferences and rights, and the qualifications, limitations or restrictions in respect to each class of stock shall be as stated in the Bylaws and on the back of the certificates of such class of stock.
Dividends; Liquidation
The DGCL permits a corporation to declare and pay dividends upon its shares out of (i) surplus or, (ii) if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.
Subject to the preferences of any outstanding shares of preferred stock, holders of common stock have equal ratable rights to dividends (payable in cash, stock or property) out of funds legally available for that purpose, when, as and if dividends are declared by the Board. Holders of common stock are entitled to share ratably, as a single class, in all of our assets available for distribution to holders of shares of common stock upon our liquidation or dissolution or the winding up of our affairs , after payment of our liabilities and any amounts to holders of outstanding shares of preferred stock.
Written Consent
The DGCL provides that shareholders may take action by the written consent of the holders of shares having not less than the minimum number of votes necessary to take action at a meeting in which all shares entitled to vote on the matter were present and voting, unless such right is limited or restricted by the certificate of incorporation. The Certificate does not limit or restrict such right. If action is taken by less than unanimous written consent, the DGCL requires prompt notice afterwards to non-consenting holders of the action taken. The Bylaws provide for advance notice and other procedural requirements in connection with Shareholder action by written consent.

Absence of Other Rights.
The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. Shareholders do not have the right of cumulative voting in the election of directors.
Anti-Takeover Effects of the Certificate, Bylaws and of Delaware Law
Various provisions contained in the Certificate, Bylaws and Delaware Law could delay or discourage some transactions involving an actual or potential change in control of Horace Mann and may limit the ability of Shareholders to remove current management or approve transactions that Shareholders may deem to be in their best interests.
Certificate and Bylaws
Provisions in the Certificate and Bylaws:
•	authorize the Board to make, alter or repeal the Bylaws;
•	provide that only the Chairman, the President or the Board may call a special meeting of the Shareholders; and
•	provide that the directors may fill any vacancies on the Board, including newly created Board seats resulting from an increase in the authorized number of directors.
Delaware Business Combination Statute
The DGCL has a “business combination” statute that is applicable to publicly traded corporations incorporated in Delaware that do not opt out of its provisions in its certificate of incorporation or bylaws. The DGCL provides in Section 203 that an “interested shareholder” (defined as a person who owns fifteen percent (15%) or more of the outstanding voting stock of a corporation or who is an associate or affiliate of the corporation and, within the preceding three-year period, owned fifteen percent (15%) or more of the outstanding voting stock of the corporation), and the affiliates and associates of such person may not engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested shareholder unless (i) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced excluding certain shares, and (iii) at or subsequent to the time the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders (and not by written consent) by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock of the corporation not owned by the interested shareholder. The DGCL defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested shareholder, including mergers, asset sales and transactions in which the interested shareholder receives or could receive a benefit on other than a pro rata basis with all other shareholders of the corporation.
Transfer Agent and Registrar
American Stock Transfer & Trust Company is the transfer agent and registrar for common stock. We will designate the transfer agent for each series of preferred stock in the applicable prospectus supplement.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any preferred stock, depositary shares, warrants, delayed delivery contracts or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale or through any other methods described in any applicable prospectus supplement. The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration received in connection with such sales may be cash or another form negotiated by the parties. Agents, underwriters or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in any applicable prospectus supplement.
Any applicable prospectus supplement will set forth whether or not an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.
It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

VALIDITY OF SECURITIES
Gibson, Dunn & Crutcher LLP, New York, New York, will pass upon the validity of any securities issued under this prospectus. Any underwriters will be represented by their own legal counsel.
EXPERTS
The consolidated financial statements and schedules of Horace Mann Educators Corporation as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$300,000,000
HORACE MANN EDUCATORS CORPORATION
7.250% Senior Notes due 2028
PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
J.P. Morgan

PNC Capital Markets LLC
Co-Managers
KeyBanc Capital Markets

Citizens Capital Markets

Piper Sandler

US Bancorp